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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated December 6, 2001, incorporated by reference in Spartech Corporation's Annual Report on Form 10-K for the fiscal year ended November 3, 2001, and to all references to our firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri,
March 12, 2002